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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 18, 2012 (except for Note 12, as to which the date is August 7, 2013), with respect to the consolidated financial statements and schedule of Neiman Marcus, Inc. and the effectiveness of internal control over financial reporting of Neiman Marcus, Inc., included in Amendment No. 1 to the Registration Statement (Form S-1 333-189539) and related Prospectus of Neiman Marcus, Inc. dated August 7, 2013.

/s/ ERNST & YOUNG LLP

Dallas, Texas
August 7, 2013

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM